Exhibit 3.1

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

WEYERHAEUSER COMPANY

DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

6.375% MANDATORY CONVERTIBLE PREFERENCE SHARES, SERIES A

Pursuant to the Washington Business Corporation Act, Chapter 23B.10, the undersigned officer of Weyerhaeuser Company, a Washington corporation (the “Corporation”), does hereby submit for filing these Articles of Amendment:

FIRST: The name of the Corporation is Weyerhaeuser Company.

SECOND: This amendment to the Corporation’s Articles of Incorporation, as amended to the date hereof (the “Articles of Incorporation”), was adopted by the Board of Directors of the Corporation (the “Board of Directors”) on June 13, 2013. Shareholder action was not required on this amendment pursuant to Article III.2 of the Restated Articles.

THIRD: A new Section 3(h) of Article III is added to the Articles to add the designations, rights and preferences of a new series of preference shares as follows, such Section to be effective as of the date of filing with the Secretary of State of the State of Washington:

“(h) 6.375% MANDATORY CONVERTIBLE PREFERENCE SHARES, SERIES A

TERMS OF SERIES A PREFERENCE SHARES

SECTION 1. Designation; Number of Shares; Ranking. The series of preference shares shall be designated as the Corporation’s 6.375% Mandatory Convertible Preference Shares, Series A, par value $1.00 per share (the “Mandatory Convertible Preference Shares”).

The number of Mandatory Convertible Preference Shares authorized to be issued shall be 12,000,000 (as increased from time to time, up to an aggregate of 13,800,000 Mandatory Convertible Preference Shares, by an amount equal to the number of any additional Mandatory Convertible Preference Shares purchased by the underwriters named in the Underwriting Agreement pursuant to the exercise of their option as set forth therein), which number the Board of Directors may decrease (but not below the number of shares of the series then outstanding).

Each Mandatory Convertible Preference Share shall be identical in all respects to every other Mandatory Convertible Preference Share. The Mandatory Convertible Preference Shares, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation, rank:

(a)	senior to all Common Shares;

(b)	on parity with: (x) as to dividend rights, any class or series of Preference Shares or Preferred Shares; and (y) as to rights upon the Corporation’s liquidation, winding-up or dissolution, any class or series of Preference Shares (the Mandatory Convertible Preference Shares will rank junior to the Preferred Shares as to rights upon the Corporation’s liquidation, winding-up or dissolution as provided in clause (c) below);

(c)	junior to, as to rights upon the liquidation, winding-up or dissolution of the Corporation, each class or series of Preferred Shares with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon (provided that the aggregate amount so payable with respect to all series of Preferred Shares shall not, in accordance with the Articles of Incorporation, exceed $350,000,000 plus accrued but unpaid dividends thereon (the “Preferred Shares Preferential Amount”); and

(d)	junior to the Corporation’s existing and future indebtedness.

SECTION 2. Standard Definitions. As used herein with respect to the Mandatory Convertible Preference Shares:

“Accumulated Dividend Amount” shall have the meaning set forth in Section 9(d)(ii).

“Acquisition” means the Corporation’s acquisition of all of the outstanding equity interests in Longview Timber LLC, a Delaware limited liability.

“Acquisition Termination Conversion Rate” shall have the meaning set forth in Section 5.

“Acquisition Termination Dividend Amount” shall have the meaning set forth in Section 5.

“Acquisition Termination Event” shall have the meaning set forth in Section 5.

“Acquisition Termination Make-whole Amount” shall have the meaning set forth in Section 5.

“Acquisition Termination Market Value” shall have the meaning set forth in Section 5.

“Acquisition Termination Redemption” means a redemption of the Mandatory Convertible Preference Shares in accordance with the provisions of Section 5.

“Acquisition Termination Redemption Date” shall have the meaning set forth in Section 5.

“Acquisition Termination Share Price” shall have the meaning set forth in Section 5.

“ADRs” shall have the meaning set forth in Section 13(e).

“Agent Members” shall have the meaning set forth in Section 21.

“Applicable Market Value” means the Average VWAP per Common Share over the 20 consecutive Trading Day period commencing on and including, the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date.

“Articles of Amendment” mean these Articles of Amendment establishing the terms of the Mandatory Convertible Preference Shares.

“Articles of Incorporation” shall have the meaning set forth in the recitals.

“Average Price” shall have the meaning set forth in Section 3(c)(iii).

“Average VWAP” means the average of the VWAP per share for each Trading Day in the relevant period.

“Board of Directors” shall have the meaning set forth in the recitals and shall include any authorized committee of such Board of Directors.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the Bylaws of the Corporation, as they may be amended or restated from time to time.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Common Shares” means the common shares, par value $1.25 per share, of the Corporation.

“Conversion and Dividend Disbursing Agent” shall initially mean Computershare Shareowner Services LLC, the Corporation’s duly appointed conversion and dividend disbursing agent for the Mandatory Convertible Preference Shares, and any successor appointed under Section 14.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Corporation” shall have the meaning set forth in the recitals.

“Current Market Price” per Common Share (or, in the case of Section 13(a)(iv), per Common Share, the Corporation’s capital stock or equity interest, as applicable) on any date means for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv) (in the event of an adjustment not relating to a Spin-Off), or Section 13(a)(v), the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 13(a)(iv) relating to a Spin-Off, the Average VWAP per Common Share, the Corporation’s capital stock or equity interests, as applicable, over the first ten consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per Common Share over the 10 consecutive Trading Day period commencing on and including the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year commencing on October 1, 2013 to and including the Mandatory Conversion Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the Dividend Payment Date occurring on October 1, 2013 and except as otherwise provided in Section 9.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Corporation.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Effective Date” shall have the meaning set forth in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 13(e).

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which Common Shares trade without the right to receive such issuance or distribution.

“Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be final and set forth in a resolution of the Board of Directors.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of the Corporation’s majority-owned subsidiaries or any of the Corporation’s or the Corporation’s majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors; or (iii) the Common Shares (or any other security into which the Mandatory Convertible Preference Shares becomes convertible in connection with a Reorganization Event) cease to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or other United States national securities exchange.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Effective Date and the Share Price applicable to such Fundamental Change:

	Common Share price on effective date
Effective date	$10.00	$15.00	$18.00	$22.00	$25.00	$27.75	$29.00	$31.00	$33.30	$35.00	$40.00	$45.00	$50.00	$75.00	$100.00
June 24, 2013	1.3550	1.4841	1.5081	1.5095	1.5000	1.4888	1.4923	1.4921	1.4830	1.4773	1.4649	1.4582	1.4552	1.4614	1.4705
July 1, 2014	1.4917	1.5839	1.5979	1.5867	1.5664	1.5452	1.5444	1.5377	1.5222	1.5124	1.4913	1.4794	1.4737	1.4750	1.4812
July 1, 2015	1.6400	1.6917	1.7003	1.6825	1.6501	1.6137	1.6055	1.5877	1.5612	1.5448	1.5120	1.4963	1.4902	1.4904	1.4932
July 1, 2016	1.8018	1.8018	1.8018	1.8018	1.8018	1.8018	1.7241	1.6129	1.5015	1.5015	1.5015	1.5015	1.5015	1.5015	1.5015

If the Share Price falls between two Share Prices set forth in the table above, or if the Effective Date falls between two Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Share Prices and the earlier and later Effective Dates based on a 365-day year, as applicable.

If the Share Price is in excess of $100.00 per share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate.

If the Share Price is less than $10.00 per share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Share Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(d)(i)(A).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Global Preferred Shares” shall have the meaning set forth in Section 21.

“Holder” means each person in whose name shares of the Mandatory Convertible Preference Shares are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those Mandatory Convertible Preference Shares for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning set forth in Section 13(a)(v).

“Initial Issue Date” means June 24, 2013, the first original issue date of the Mandatory Convertible Preference Shares.

“Initial Price” shall have the meaning set forth in Section 7(b)(ii).

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Mandatory Convertible Preference Shares, $50.00 per share.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means July 1, 2016.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preference Shares” shall have the meaning set forth in Section 1.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preference Shares” means the 40,000,000 preference shares of the Corporation, par value $1.00 per share, authorized by the Articles of Incorporation to be issued by the Corporation.

“Preference Share Directors” shall have the meaning set forth in Section 6(b)(i).

“Preferred Shares” means the 7,000,000 preferred shares of the Corporation, par value $1.00 per share, authorized by the Articles of Incorporation to be issued by the Corporation.

“Preferred Shares Preferential Amount” shall have the meaning set forth in Section 1(c).

“Prospectus Supplement” means the prospectus supplement, dated June 18, 2013, to the prospectus dated June 28, 2012, relating to the offering and sale of the Mandatory Convertible Preference Shares.

“Purchase Agreement” means the purchase agreement, dated as of June 14, 2013, among the Corporation, Weyerhaeuser Columbia Holding Co., LLC, a Delaware limited liability company, Longview Timber Holdings, Corp., a Delaware limited liability company, and certain of its security holders named therein, as the same may be amended or supplemented from time to time.

“Record Date” means, with respect to any Dividend Payment Date, the December 15, March 15, June 15 or September 15 immediately preceding the applicable January 1, April 1, July 1 or October 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preference Shares as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on the related Record Date.

“Reference Amount” shall have the meaning set forth in Section 5.

“Registrar” shall initially mean Computershare Shareowner Services LLC, the Corporation’s duly appointed registrar for the Mandatory Convertible Preference Shares and any successor appointed under Section 14.

“Reorganization Event” shall have the meaning set forth in Section 13(e).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of Common Shares issued as payment of a dividend, including dividends paid in connection with a conversion.

“Share Dilution Amount” shall have the meaning set forth in Section 3(c).

“Share Price” means, for any Fundamental Change, (i) if the holders of Common Shares receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per Common Share, and (ii) if the holders of Common Shares receive any property other than cash in such Fundamental Change, the Average VWAP per Common Share over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.

“Spin-Off” means a dividend or other distribution by the Corporation to all holders of Common Shares consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

“Threshold Appreciation Price” shall have the meaning set forth in Section 7(b)(i).

“Trading Day” means a day on which the Common Shares:

(a) are not suspended from trading, and on which trading in Common Shares is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

(b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Shares; provided that if the Common Shares is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall initially mean Computershare Shareowner Services LLC, the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preference Shares and any successor appointed under Section 14.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).

“Underwriting Agreement” means the Underwriting Agreement relating to the Mandatory Convertible Preference Shares, dated June 18, 2013, among the Corporation and the underwriters named therein.

“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).

“Voting Preference Shares” means any class or series of Preference Shares, other than the Mandatory Convertible Preference Shares, upon which voting rights for the election of directors following the failure of the Corporation to pay dividends have been conferred and are exercisable.

“VWAP” per Common Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “WY <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per Common Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

SECTION 3. Dividends.

(a) Rate. Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preference Shares with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 6.375% on the Liquidation Preference per Mandatory Convertible Preference Share (the “Dividend Rate”) (equivalent to $3.1875 per annum per share), payable in cash, by delivery of Common Shares or by delivery of any combination of cash and Common Shares, as determined by the Corporation in its sole discretion (subject to the limitations described below). Declared dividends on the Mandatory Convertible Preference Shares shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Record Date, whether or not the Mandatory Convertible Preference Shares held by such Record Holders on such Record Date are converted after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each Mandatory Convertible Preference Share for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on the Mandatory Convertible Preference Shares for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

No dividend shall be declared or paid upon, or any sum or number of Common Shares set apart for the payment of dividends upon, any outstanding Mandatory Convertible Preference Shares with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of Common Shares have been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preference Shares.

Holders shall not be entitled to any dividends on the Mandatory Convertible Preference Shares, whether payable in cash, property or Common Shares, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on any Mandatory Convertible Preference Share converted to Common Shares shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any Mandatory Convertible Preference Share remains outstanding, no dividend or distribution shall be declared or paid on Common Shares, and no Common Shares shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of Common Shares have been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preference Shares. The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of Common Shares in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (iii) purchases of Common Shares pursuant to a contractually binding requirement to buy Common Shares existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan; or (iv) the deemed purchase or acquisition of fractional interests in Common Shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. The phrase “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with U.S. GAAP, and as measured from the issue date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

When dividends on Mandatory Convertible Preference Shares have not been paid in full on any Dividend Payment Date or declared and a sum or number of Common Shares sufficient for payment thereof set aside for the benefit of the Record Holders thereof on the applicable Record Date, no dividends may be declared or paid on any class or series of Preference Shares or Preferred Shares unless dividends are declared on the Mandatory Convertible Preference Shares such that the respective amounts of such dividends declared on the Mandatory Convertible Preference Shares and each such other class or series of Preference Shares and Preferred Shares shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preference Shares and such class or series of Preference Shares or Preferred Shares (subject to their having been declared by the Board of Directors out of legally available funds) bear to each other; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including Common Shares, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends.

(i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preference Shares, whether or not for a current Dividend Period or any prior Dividend Period, may be paid by the Corporation, as determined in the Corporation’s sole discretion:

(A) in cash;

(B) by delivery of Common Shares; or

(C) by delivery of any combination of cash and Common Shares.

(ii) Each payment of a declared dividend on the Mandatory Convertible Preference Shares shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in Common Shares. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in Common Shares no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.

(iii) Any Common Shares issued in payment or partial payment of a declared dividend on the Mandatory Convertible Preference Shares shall be valued for such purpose at 97% of the Average VWAP per Common Share over the five consecutive Trading Day period beginning on and including the 7th Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) No fractional Common Shares shall be delivered by the Corporation to Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated

Dividend Amount. The Corporation shall instead pay a cash adjustment to each converting Holder that would otherwise be entitled to receive a fraction of a Common Share based on the Average VWAP per Common Share over the five consecutive Trading Day period beginning on and including the 7th Scheduled Trading Day immediately preceding the Fundamental Change Conversion Date.

(e) Notwithstanding the foregoing, in no event shall the number of Common Shares to be delivered in connection with any declared dividend on the Mandatory Convertible Preference Shares exceed a number equal to the total dividend payment divided by $9.7125 subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 13 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of Common Shares delivered in connection with such declared dividend and (y) 97% of the Average Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Shares issued as payment of a dividend on the Mandatory Convertible Preference Shares, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Common Shares have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such Common Shares qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed).

SECTION 4. Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive the Liquidation Preference per Mandatory Convertible Preference Share, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of shares of each class or series of Preferred Shares up to the Preferred Shares Preferential Amount and before any payment or distribution is made to holders of Common Shares.

(b) Neither the sale of all or substantially all of the assets of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for the purposes of this Section 4.

(c) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preference Shares and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on, all classes or series of Preference Shares are not paid in full, the Holders and all holders of any classes or series of Preference Shares shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(d) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s Mandatory Convertible Preference Shares, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

SECTION 5. Acquisition Termination Redemption; No Sinking Fund.

Within ten Business Days following the earlier of (a) the date on which an Acquisition Termination Event occurs and (b) 5:00 p.m. (New York City time) on December 20, 2013, if the Acquisition has not closed on or prior to such time on such date, the Corporation shall be entitled, but not required, to mail a notice of Acquisition Termination Redemption to the Holders. If the Corporation shall mail such notice of Acquisition Termination Redemption to Holders, on the Acquisition Termination Redemption Date, the Corporation shall be required to redeem the Mandatory Convertible Preference Shares, in whole but not in part, at a redemption amount per Mandatory Convertible Preference Share equal to the Acquisition Termination Make-whole Amount.

“Acquisition Termination Event” means either (1) the Purchase Agreement is terminated or (2) the Corporation shall determine in its reasonable judgment that the Acquisition will not occur.

“Acquisition Termination Make-whole Amount” means, for each Mandatory Convertible Preference Share, an amount in cash equal to $50.50 plus accumulated and unpaid dividends to the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price exceeds the Initial Price, the Acquisition Termination Make-whole Amount will equal the Reference Amount.

“Acquisition Termination Share Price” means the average VWAP per Common Share over the 10 consecutive Trading Day period ending on the trading day preceding the date on which the Corporation shall provide notice of Acquisition Termination Redemption to Holders.

The “Reference Amount” shall equal the sum of the following amounts:

(i) a number of Common Shares equal to the Acquisition Termination Conversion Rate; plus

(ii) cash in an amount equal to the Acquisition Termination Dividend Amount;

provided that the Corporation may deliver cash in lieu of all or any portion of the Common Shares set forth in clause (i) above, and the Corporation may deliver Common Shares in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as set forth in this Section 5.

“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate assuming for such purpose that the date on which the Corporation shall provide notice of Acquisition Termination Redemption were the Effective Date of a Fundamental Change and that the Share Price were the Acquisition Termination Share Price.

“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of (x) the Fundamental Change Dividend Make whole Amount and (y) the Accumulated Dividend Amount, assuming in each case, for such purpose that the date on which the Corporation shall provide notice of Acquisition Termination Redemption were the Effective Date of a Fundamental Change.

If the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may pay cash in lieu of delivering all or any portion of the number of Common Shares equal to the Acquisition Termination Conversion Rate. If the Corporation shall make such an election, it shall deliver cash in an amount equal to such number of Common Shares in respect of which it shall have made such election multiplied by the Acquisition Termination Market Value.

In addition, if the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may elect to deliver Common Shares in lieu of some or all of the Acquisition Termination Dividend Amount in cash. If the Corporation shall make such an election, it shall deliver a number of Common Shares equal to such portion of the Acquisition Termination Dividend Amount to be paid in Common Shares divided by the greater of the Floor Price and 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which Common Shares are delivered exceeds the product of such number of Common Shares multiplied by the Acquisition Termination Market Value, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash.

“Acquisition Termination Market Value” means the average VWAP per common share over the twenty consecutive Trading Day period commencing on and including the third Trading Day following the date on which the Corporation provides notice of Acquisition Termination Redemption.

“Acquisition Termination Redemption Date” means the date specified by the Corporation in its notice of Acquisition Termination Redemption that is not less than 30 nor more than 60 days following the date on which the Corporation shall provide notice of such Acquisition Termination Redemption; provided, that, if the Acquisition Termination Share Price is greater than the Initial Price and the Corporation shall elect to pay cash in lieu of delivering all or any portion of the Common Shares equal to the Acquisition Termination Conversion Rate, or if the Corporation shall elect to deliver Common Shares in lieu of all or any portion of the Acquisition Termination Dividend Amount, the Acquisition Termination Redemption Date shall be the third Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value.

The notice of Acquisition Termination Redemption will specify, among other things:

(i)	the Acquisition Termination Make-whole Amount;

(ii)	if the Acquisition Termination Share price exceeds the Initial Price, the number of Common Shares and the amount of cash comprising the reference amount per Series A preference share (before giving effect to any election to pay or deliver, with respect to each Mandatory Convertible Preference Share, cash in lieu of a number of Common Shares equal to the Acquisition Termination Conversion Rate or Common Shares in lieu of cash in respect of the Acquisition Termination Dividend Amount);

(iii)	if applicable, whether the Corporation will deliver cash in lieu of all or any portion of the number of Common Shares equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount (specifying, if applicable, the number of such Common Shares in respect of which cash will be delivered);

(iv)	if applicable, whether the Corporation will deliver Common Shares in lieu of all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which Common Shares will be delivered in lieu of cash); and

(v)	the Acquisition Termination Redemption Date.

If any portion of the Acquisition Termination Make-whole Amount is to be paid in Common Shares, no fractional Common Shares will be delivered to the Holders. The Corporation shall instead pay a cash adjustment to each Holder that would otherwise be entitled to a fraction of a Common Share based on the average VWAP per Common Share over the five consecutive trading day period ending on, and including, the 7th scheduled trading day immediately preceding the Acquisition Termination Redemption Date. If more than one Mandatory Convertible Preference Share is to be redeemed from a Holder, the number of Common Shares issuable in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of Mandatory Convertible Preference Shares so redeemed.

Other than pursuant to the Acquisition Termination Redemption provisions described above, the Mandatory Convertible Preference Shares shall not be subject to any redemption, sinking fund or other similar provisions.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 6 or as otherwise from time to time required by Washington law.

(b) Right to Elect Two Directors Upon Nonpayment.

(i) Whenever dividends on any Mandatory Convertible Preference Shares have not been paid in the aggregate amount equivalent to at least six or more dividend payments, whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a single class with holders of any and all other series of Voting Preference Shares then outstanding, shall be entitled at the Corporation’s next special or annual meeting of shareholders to vote for the election of a total of two additional members of the Board of Directors (the “Preference Share Directors”). If the election of any such Preference Share Directors will cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted), the Corporation shall take such action as is necessary to ensure compliance with such requirements; and provided further that the Board of Directors shall, at no time, include more than two Preference Share Directors. In the event of a Nonpayment, the number of directors then constituting the Board of Directors shall be increased by two, and the new directors shall be elected at a special meeting of Holders or of any other series of Voting Preference Shares called by the President of the Corporation, or, if the time of vesting of the voting rights herein provided for is within 90 days of the date fixed for the next annual meeting of shareholders, at such annual meeting. If a special meeting is not called by the President of the Corporation as required by the immediately preceding sentence within 20 days after such voting rights have been vested, the holders of at least 10% of the Mandatory Convertible Preference Shares or of any other series of Voting Preference Shares may call such meeting at the Corporation’s expense. At each subsequent annual meeting, so long as the Holders continue to have such voting rights, the holders of 20% of the outstanding Mandatory Convertible Preference Shares or of other outstanding series of Voting Preference Shares shall constitute a quorum unless applicable Washington law requires a quorum consisting of the holders of one-third of the outstanding Mandatory Convertible Preferences Shares or other series of Voting Preference Shares, in which case one-third of the outstanding Mandatory Convertible Preference Shares or other series of Voting Preference Shares shall constitute the applicable quorum. Whether a plurality, majority or other portion of the Mandatory Convertible Preference Shares and any other Voting Preference Shares have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts (excluding accrued and unpaid dividends) of the Mandatory Convertible Preference Shares and such other Voting Preference Shares voted.

(ii) Any request to call a special meeting for the initial election of the Preference Share Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Mandatory Convertible Preference Shares or Voting Preference Shares then outstanding, and delivered to the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Mandatory Convertible Preference Shares have been paid in full, or declared and a sum (which may include Common Shares) sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preference Shares shall have terminated, each Preference Share Director shall be deemed to have resigned at such time, the term of office of each Preference Share Director so elected shall terminate at such time and the number of directors on the Board of Directors shall automatically decrease by two.

(iv) Any Preference Share Director may be removed at any time without cause by the holders of record of a majority of the Mandatory Convertible Preference Shares and any other Voting Preference Shares voting with respect to such removal (voting together as a single class), when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preference Share Director (other than prior to the initial election of Preference Share Directors after a Nonpayment) may be filled by the written consent of the Preference Share Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Mandatory Convertible Preference Shares and any other shares of Voting Preference Shares then outstanding (voting together as a single class) when they have the voting rights described above. If the filling of any such vacancy will cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted), the Corporation shall take such action as is necessary to ensure compliance with such requirements. Any such vote of shareholders to remove, or to fill a vacancy in the office of, a Preference Share Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preference Share Directors after a Nonpayment (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, failing which election shall be held at such next annual or special meeting of shareholders). The Preference Share Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preference Share Director elected at any special meeting of shareholders or by written consent of the other Preference Share Director shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated and such Preference Share Director shall not have been removed from such office, in each case as above provided.

(c) Other Voting Rights. So long as any Mandatory Convertible Preference Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Amendment, the affirmative vote of the holders of at least two-thirds of the Mandatory Convertible Preference Shares and all other series of Voting Preference Shares

(subject to the last paragraph of this Section 6(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, shall be necessary in order to Amend the Articles of Incorporation to, or to take any action to, effect or validate any of the following:

(i) increase the aggregate number of Preferred Shares or Preference Shares or shares of any other class ranking as to dividends or the distribution of the Corporation’s assets upon the liquidation, dissolution or winding-up of the Corporation, on a parity with or prior to the Preference Shares, of which the Mandatory Convertible Preference Shares is an authorized series;

(ii) authorize the issuance of Preferred Shares or shares of any other class ranking as to dividends or the distribution of the assets of the Corporation upon liquidation, dissolution or winding-up of the Corporation prior to the preference shares;

(iii) change the designations, preferences, limitations, voting or other relevant rights of the Preference Shares or any outstanding series of Preference Shares, including the Mandatory Convertible Preference Shares;

(iv) effect an exchange, reclassification or cancellation of all or part of the Preference Shares, including the Mandatory Convertible Preference Shares;

(v) change the Preference Shares into the same or a different number of shares, with or without par value, of the same or another class, or

(vi) cancel or otherwise affect dividends on the shares of any series of Preference Shares, including the Mandatory Convertible Preference Shares, which have accrued but have not been declared.

In addition, without the affirmative vote of Holders of at least two-thirds of the outstanding Mandatory Convertible Preference Shares, the Corporation shall not consummate a binding share exchange or reclassification involving the Mandatory Convertible Preference Shares or a merger or consolidation of the Corporation with another entity, unless in each case: (i) the Mandatory Convertible Preference Shares remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such Mandatory Convertible Preference Shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preference Shares immediately prior to such consummation, taken as a whole.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 6(c) would affect one or more but not all series of Voting Preference Shares (which term shall include the Mandatory Convertible Preference Shares for the purpose of this paragraph), then only the series of Voting Preference Shares adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preference Shares.

(d) Change for Clarification. Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers, and limitations and restrictions thereof, of the Mandatory Convertible Preference Shares, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preference Shares:

(i) to cure any ambiguity or mistake, or to correct or supplement any provision contained in these Articles of Amendment that may be defective or inconsistent with any other provision contained in these Articles of Amendment; or

(ii) to make any provision with respect to matters or questions relating to the Mandatory Convertible Preference Shares that is not inconsistent with the provisions of the Articles of Incorporation or these Articles of Amendment;

provided that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preference Shares effected in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preference Shares set forth under “Description of Mandatory Convertible Preference Shares” in the Prospectus Supplement shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preference Shares.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, these Articles of Amendment, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preference Shares are listed or traded at the time.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each Mandatory Convertible Preference Share shall automatically convert (unless previously redeemed at the option of the Corporation in accordance with Section 5, converted at the option of the Holder in accordance with Section 8 or pursuant to an exercise of a Fundamental Change Conversion right pursuant to Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of Common Shares equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than $33.30 (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to 1.5015 Common Shares per Mandatory Convertible Preference Share (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than $27.75 (the “Initial Price”), then the Mandatory Conversion Rate per Mandatory Convertible Preference Share shall be equal to $50.00 divided by the Applicable Market Value; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 1.8018 Common Shares per Mandatory Convertible Preference Share (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preference Shares, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of Common Shares equal to the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price. To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

SECTION 8. Early Conversion at the Option of the Holder.

(a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their Mandatory Convertible Preference Shares, in whole or in part (but in no event less than one Mandatory Convertible Preference Share), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into Common Shares at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If as of any Early Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the converting Holder receives an additional number of Common Shares equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per share of the Common Shares over the 20 consecutive Trading Day period commencing on, and including, the 22nd Trading Day prior to the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of the number of additional shares and the Early Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preference Shares, the Corporation shall make no payment or allowance for undeclared dividends on such shares of the Mandatory Convertible Preference Shares, unless such Early Conversion occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion.

(a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right to (i) convert their Mandatory Convertible Preference Shares, in whole or in part (but in no event less than one Mandatory Convertible Preference Share) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on the effective date of such Fundamental Change (the “Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) into a number of Common Shares equal to the Fundamental Change Conversion Rate per Mandatory Convertible Preference Share, (ii) with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in Common Shares; and (iii) with respect to such converted shares, receive the Accumulated Dividend Amount, in the case of clauses (ii) and (iii), subject to the Corporation’s right to deliver Common Shares in lieu of all or part of such amounts as set forth in clause (d) below; provided that if such Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend. Holders who do not submit Mandatory Convertible Preference Shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preference Shares at the Fundamental Change Conversion Rate or to receive the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount.

(b) On or before the twentieth calendar day prior to the anticipated Effective Date or, if such prior notice is not practicable, no later than the second Business Day immediately following such Effective Date, a written notice (the “Fundamental Change Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders. Such notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Effective Date or actual Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Corporation notifies Holders of a Fundamental Change later than the twentieth calendar day prior to the Effective Date of such Fundamental Change, the Fundamental Change Conversion Period shall be extended by a number of days equal to the number of days from, and including, the twentieth calendar day prior to such Effective Date to, but excluding, the date of such notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(c) Not later than the second Business Day following the Effective Date of a Fundamental Change, the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, Common Shares or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount as of the Effective Date and whether the Corporation will pay such amount in cash, Common Shares or a combination thereof, specifying the combination, if applicable.

(d)(i) For any Mandatory Convertible Preference Shares that are converted during the Fundamental Change Conversion Period, in addition to the Common Shares issued upon conversion at the Fundamental Change Conversion Rate, the Corporation will at its option:

(A) pay the Holder in cash, to the extent the Corporation is legally permitted to do so, the present value, computed using a discount rate of 6.375% per annum, of all dividend payments on the Holder’s Mandatory Convertible Preference Shares for all the remaining Dividend Periods (excluding any accumulated and unpaid dividends for all Dividend Periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the fundamental change) from such Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”);

(B) increase the number of Common Shares to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Share Price, or

(C) pay the Fundamental Change Dividend Make whole Amount in a combination of cash and Common Shares in accordance with the provisions of clauses (A) and (B) above.

(ii) In addition, for any Mandatory Convertible Preference Shares that are converted during the Fundamental Change Conversion Period, to the extent that, as of the Effective Date of the Fundamental Change, the Corporation has not declared any or all of the accumulated dividends on the Mandatory Convertible Preference Shares as of such Effective Date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change, the “Accumulated Dividend Amount”), Holders who convert Mandatory Convertible Preference Shares within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable at the Corporation’s election in either

(A) cash, to the extent the Corporation is legally permitted to do so,

(B) an additional number of Common Shares equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Share Price, or

(C) a combination of cash and Common Shares.

(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in Common Shares. If the Corporation elects to deliver Common Shares in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof paid in Common Shares exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Share Price, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash.

(iii) No fractional Common Shares shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. A cash adjustment shall be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a Common Share based on the Average VWAP per Common Share over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant Conversion Date.

SECTION 10. Conversion Procedures.

(a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding Mandatory Convertible Preference Shares shall automatically convert into Common Shares. The person or persons entitled to receive the Common Shares issuable upon mandatory conversion of the Mandatory Convertible Preference Shares shall be treated as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the Common Shares issuable upon conversion of the Mandatory Convertible Preference Shares shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Shares, by virtue of holding the Mandatory Convertible Preference Shares.

(b) To effect an Early Conversion pursuant to Section 8, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Mandatory Convertible Preference Shares in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preference Shares certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated Mandatory Convertible Preference Shares to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preference Shares being converted is in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Early Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Common Shares issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time on such applicable Early Conversion Date, the Common Shares issuable upon conversion of any Mandatory Convertible Preference Shares shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such Common Shares (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Mandatory Convertible Preference Shares.

In the event that an Early Conversion is effected with respect to Mandatory Convertible Preference Shares representing less than all the Mandatory Convertible Preference Shares held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the Mandatory Convertible Preference Shares as to which Early Conversion was not effected, or, if the Mandatory Convertible Preference Shares is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of Mandatory Convertible Preference Shares represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Mandatory Convertible Preference Shares in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preference Shares certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated Mandatory Convertible Preference Shares to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preference Shares being converted is in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Common Shares issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(c)(iii) and Section 13(c)(v), prior to 5:00 p.m., New York City time on such applicable Fundamental Change Conversion Date, the Common Shares issuable upon conversion of any Mandatory Convertible Preference Shares shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to the Common Shares (including voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Mandatory Convertible Preference Shares.

In the event that a Fundamental Change Conversion is effected with respect to Mandatory Convertible Preference Shares representing less than all the Mandatory Convertible Preference Shares held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the Mandatory Convertible Preference Shares as to which Fundamental Change Conversion was not effected, or, if the Mandatory Convertible Preference Shares is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of Mandatory Convertible Preference Shares represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which Common Shares to be issued upon conversion of such Mandatory Convertible Preference Shares should be registered or, if applicable, the address to which the certificate or certificates representing such Common Shares should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such Common Shares to the address of such Holder shown on the records of the Corporation.

(e) Mandatory Convertible Preference Shares shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive Common Shares issuable upon conversion of such Mandatory Convertible Preference Shares and other amounts and Common Shares, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 3.

SECTION 11. Reservation of Common Shares.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Shares, solely for issuance upon the conversion of Mandatory Convertible Preference Shares as herein provided, free from any preemptive or other similar rights, a number of Common Shares equal to the product of the Maximum Conversion Rate then in effect and the number of Mandatory Convertible Preference Shares then outstanding. For purposes of this Section 11(a), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Mandatory Convertible Preference Shares shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All Common Shares delivered upon conversion of the Mandatory Convertible Preference Shares shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preference Shares, the Corporation shall use reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Corporation hereby covenants and agrees that, if at any time the Common Shares shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preference Shares.

SECTION 12. Fractional Shares.

(a) No fractional Common Shares shall be issued as a result of any conversion of Mandatory Convertible Preference Shares.

(b) In lieu of any fractional Common Share otherwise issuable in respect of any mandatory conversion pursuant to Section 7 or a conversion at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Shares over the five consecutive Trading Day period beginning on, and including, the 7th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, Fundamental Change Conversion Date or Early Conversion Date, as applicable.

(c) If more than one share of the Mandatory Convertible Preference Shares is surrendered for conversion at one time by or for the same Holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preference Shares so surrendered.

SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates.

(a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i)	Stock Dividends and Distributions. If the Corporation issues Common Shares to all or substantially all holders of Common Shares as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be divided by a fraction:

(A)	the numerator of which is the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B)	the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of Common Shares constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares.

(ii)

Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Common Shares at a price per share less than the Current Market Price, each

Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

(A)	the numerator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares issuable pursuant to such rights or warrants, and

(B)	the denominator of which shall be the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors, which determination shall be final). For the purposes of this clause (ii), the number of Common Shares at the time outstanding shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares.

(iii)	Subdivisions and Combinations of the Common Shares. If outstanding Common Shares shall be subdivided into a greater number of Common Shares or combined into a lesser number of Common Shares, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A)	the numerator of which is the number of Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B)	the denominator of which is the number of Common Shares outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv)	Debt or Asset Distribution.

(A)	If the Corporation distributes to all or substantially all holders of Common Shares evidences of its indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 13(a)(i), (2) any rights or warrants covered by Section 13(a)(ii), (3) any dividend or distribution covered by Section 13(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 13(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price, and

(2)	the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets so distributed applicable to one Common Share.

(B)	In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the sum of (x) the Current Market Price of the Common Shares and (y) the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one Common Share as of the fifteenth Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a national or regional securities exchange, the Current Market Price of such securities), and

(2)	the denominator of which is the Current Market Price of the Common Shares.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any settlement period in respect of Mandatory Convertible Preference Shares that have been tendered for conversion, delivery of the Common Shares issuable upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

For purposes of this clause (iv) (and subject in all respect to clause (ii)), rights, options or warrants distributed by the Corporation to all or substantially all holders of its Common Shares entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Conversion Rate under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv).

If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Shares entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(A)	a dividend or distribution of Common Shares to which clause (i) is applicable (the “Clause I Distribution”); or

(B)	an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Common Shares entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Shares entitled to receive the Clause IV Distribution and (II) any Common Shares included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v)	Cash Distributions. If the Corporation distributes an amount consisting exclusively of cash to all or substantially all holders of Common Shares other than a regular, quarterly cash dividend that does not exceed $0.22 per Common Share (the “Initial Dividend Threshold”) (excluding (1) any cash that is distributed in a Reorganization Event to which Section 13(e) applies, (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation and (3) any consideration payable as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation covered by Section 13(a)(vi)), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price minus the Initial Dividend Threshold (provided that if the distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero), and

(2)	the denominator of which is the Current Market Price minus the amount per Common Share of such distribution.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Fixed Conversion Rates pursuant to this clause (v).

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such distribution. In the event that any distribution described in this clause (v) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.

(vi)	Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Shares (excluding any securities convertible or exchangeable for Common Shares), where the cash and the value of any other consideration included in the payment per Common Share exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A)	the numerator of which shall be equal to the sum of:

(1)	the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for Common Shares purchased in such tender or exchange offer; and

(2)	the product of the Current Market Price and the number of Common Shares outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, less any purchased Common Shares; and

(B)	the denominator of which shall be equal to the product of (1) the Current Market Price and (2) the number of Common Shares outstanding at the time such tender or exchange offer expires, including any purchased Common Shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of the open of business on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any settlement period in respect of Mandatory Convertible Preference Shares that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Fair Market Value of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets as to which Section 13(a)(iv) or Section 13(a)(v) applies, applicable to one Common Share, distributed to holders of Common Shares equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to Section 13(a)(iv) or Section 13(a)(v)), rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of Common Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets comprising the distribution that such Holder would have received if such Holder had owned immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution, for each Mandatory Convertible Preference Share, a number of Common Shares equal to the Maximum Conversion Rate in effect on the date of such distribution.

(viii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any Mandatory Convertible Preference Shares, converting Holders shall receive, in addition to the Common Shares, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Shares as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from Common Shares) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Share Price.

(i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a Common Share. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Acquisition Termination Redemption Date, an Early Conversion Date and the Effective Date of a Fundamental Change, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 13(a) or 13(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever any provision of these Articles of Amendment requires the Corporation or the Board of Directors to calculate the VWAP per Common Share over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Average Price (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(iii) If:

(A) the record date for a dividend or distribution on Common Shares occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of Common Shares issuable to the Holders had such record date occurred on or before the last Trading Day of such 20 consecutive Trading Day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preference Shares, of a number of Common Shares equal to the Mandatory Conversion Rate for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Shares together with the number of Common Shares issuable upon the Mandatory Conversion Date.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Share Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Share Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Share Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) No adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Common Shares and solely as a result of holding Mandatory Convertible Preference Shares, in the transaction that would otherwise give rise to an adjustment as if they held, for each Mandatory Convertible Preference Share, a number of Common Shares equal to the Maximum Conversion Rate then in effect. In addition, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Common Shares under any plan;

(B) upon the issuance of any Common Shares or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(D) for a change solely in the par value of the Common Shares; or

(E) for accumulated and unpaid dividends on the Mandatory Convertible Preference Shares, except as provided under Sections 7, 8 and 9.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Shares into securities including securities other than Common Shares; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Common Shares would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each Mandatory Convertible Preference Share outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preference Shares into Common Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a Holder of one Common Share is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election (or of all holders of Common Shares if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each Mandatory Convertible Preference Share converted following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to Common Shares were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Mandatory Conversion Date of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Shares in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

SECTION 14. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preference Shares shall be Computershare Shareowner Services LLC. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Computershare Shareowner Services LLC, the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any Mandatory Convertible Preference Shares as the true and lawful owner thereof for all purposes.

SECTION 16. Notices. All notices or communications in respect of the Mandatory Convertible Preference Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles of Amendment, in the Articles of Incorporation or the Bylaws and by applicable law. Notwithstanding the foregoing, if the Mandatory Convertible Preference Shares are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Mandatory Convertible Preference Shares.

SECTION 17. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 18. Other Rights The shares of the Mandatory Convertible Preference Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Amendment or as provided by applicable law.

SECTION 19. Stock Certificates.

(a) Mandatory Convertible Preference Shares shall initially be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Mandatory Convertible Preference Shares shall be signed by two authorized Officers of the Corporation, in accordance with the Bylaws and applicable Washington law, by manual or facsimile signature.

(c) A stock certificate representing shares of the Mandatory Convertible Preference Shares shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Mandatory Convertible Preference Shares shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

(e) The Corporation may at its option issue shares of Mandatory Convertible Preference Shares without certificates under the circumstances specified in Section 21(d).

SECTION 20. Replacement Certificates.

(a) If physical certificates are issued, and any of the Mandatory Convertible Preference Shares certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preference Shares certificate, or in lieu of and substitution for the Mandatory Convertible Preference Shares certificate lost, stolen or destroyed, a new Mandatory Convertible Preference Shares certificate of like tenor and representing an equivalent Liquidation Preference of Mandatory Convertible Preference Shares, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preference Shares certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Mandatory Convertible Preference Shares on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the Common Shares issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preference Shares formerly evidenced by the certificate.

SECTION 21. Book Entry Form.

(a) The Mandatory Convertible Preference Shares shall be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of Mandatory Convertible Preference Shares represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these Articles of Amendment, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Mandatory Convertible Preference Shares. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Mandatory Convertible Preference Shares. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preference Shares, these Articles of Amendment or the Articles of Amendment.

(c) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares or otherwise provide for alternate book-entry arrangements with respect to the Mandatory Convertible Preference Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference or otherwise exchanged pursuant to such alternate book-entry arrangements providing for beneficial interests of an equal aggregate Liquidation Preference. If definitive stock certificates are issued pursuant to this Section 21(d), such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 22. Provisions Relating to Ownership Limit.

The acquisition and ownership of Mandatory Convertible Preference Shares are subject to the provisions and limitations relating to ownership in Article XII of the Articles of Incorporation.

No Holder of Mandatory Convertible Preference Shares shall be entitled to receive Common Shares following conversion of such Mandatory Convertible Preference Shares, in connection with the payment of dividends on the Mandatory Convertible Preference Shares or in connection with an Acquisition Termination Redemption of the Mandatory Convertible Preference Shares to the extent that receipt of such Common Shares would cause such Holder to exceed the ownership limit, or violate any of the other restrictions on ownership and transfer, contained in the Articles of Incorporation. If any delivery of Common Shares owed to a Holder upon conversion of, payment of a dividend on or upon redemption pursuant to the Acquisition Termination Redemption provisions of, the Mandatory Convertible Preference Shares is not made, in whole or in part, as a result of the limitations set forth in the Articles of Amendment, the Corporation’s obligation to make such delivery shall not be extinguished and the Corporation shall deliver such Common Shares as promptly as practicable after any such Holder gives notice to the Corporation that such delivery would not result in it being the actual or constructive owner of 9.9% or more (in value or number of shares) of the Common Shares.

SECTION 23. Miscellaneous

(a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of Mandatory Convertible Preference Shares or Common Shares or other securities issued on account of Mandatory Convertible Preference Shares pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Common Shares or other securities in a name other than that in which the Mandatory Convertible Preference Shares with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preference Shares. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.”

I certify that I am a duly appointed and incumbent officer of the above named Corporation and that I am authorized to execute these Articles of Amendment on behalf of the Corporation.

EXECUTED, this 19th day of June, 2013.

WEYERHAEUSER COMPANY,

a Washington corporation

By: /s/ Sandy McDade

      Name: Sandy McDade

      Title: SVP, General Counsel

Exhibit A

[FORM OF FACE OF SERIES A PREFERENCE SHARE CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

THE CORPORATION SHALL FURNISH A FULL STATEMENT ABOUT CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFERABILITY TO A SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE.

Certificate Number [ ]	[Initial] Number of Mandatory

Convertible Preference Shares: [            ]

CUSIP: 962166 872	ISIN: US9621668725

WEYERHAEUSER COMPANY

6.375% Mandatory Convertible Preference Shares, Series A (par value $1.00 per share) (Liquidation Preference as specified below)

WEYERHAEUSER COMPANY, a Washington corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ]][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 6.375% Mandatory Convertible Preference Shares, Series A, with a par value of $1.00 per share and a Liquidation Preference of $50.00 per share (the “Mandatory Convertible Preference Shares”). The Mandatory Convertible Preference Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preference Shares represented hereby are and shall in all respects be subject to the provisions of the Articles of Amendment establishing the terms of the 6.375% Mandatory Convertible Preference Shares,

Series A of Weyerhaeuser Company dated June 19, 2013 as the same may be amended from time to time (the “Articles of Amendment”), including the limitations on ownership in Article XII of the Articles of Incorporation. Capitalized terms used herein but not defined shall have the meaning given them in the Articles of Amendment. The Corporation will provide a copy of the Articles of Amendment to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Mandatory Convertible Preference Shares set forth on the reverse hereof and in the Articles of Amendment, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Articles of Amendment and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these Mandatory Convertible Preference Shares shall not be entitled to any benefit under the Articles of Amendment or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [__] of [            ] [            ].

WEYERHAEUSER COMPANY

By:
Name: Title:

By:
Name: Title:

COUNTERSIGNATURE

These are Mandatory Convertible Preference Shares referred to in the within-mentioned Articles of Amendment.

Dated: [                    ], [                    ]

Computershare Shareowner Services LLC, as

Registrar and Transfer Agent

By:
Name: Title:

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY CONVERTIBLE PREFERENCE SHARES]

Cumulative dividends on each Mandatory Convertible Preference Share shall be payable at the applicable rate provided in the Articles of Amendment.

The Mandatory Convertible Preference Shares shall be convertible in the manner and accordance with the terms set forth in the Articles of Amendment.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Mandatory Convertible Preference Shares)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [            ] 6.375% Series A Mandatory Convertible Preference Shares (the “Mandatory Convertible Preference Shares”), of Weyerhaeuser Company (hereinafter called the “Corporation”), represented by stock certificate No(s). [            ] (the “Mandatory Convertible Preference Shares Certificates”), into common shares, par value $1.25 per share, of the Corporation (the “Common Shares”) according to the conditions of the Articles of Amendment establishing the terms of Mandatory Convertible Preference Shares (the “Articles of Amendment”), as of the date written below. If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preference Shares Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of Amendment.

Date of Conversion: ________________________

Applicable Conversion Rate: __________________

Number of Mandatory Convertible Preference Shares to be Converted: __________

Common Shares to be Issued:* _________________

Signature: _______________________

Name: __________________________

Address:**	_______________________ _______________________ _______________________

Fax No.: _________________________

*

The Corporation is not required to issue Common Shares until the original Mandatory Convertible Preference Shares Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

**	Address where Common Shares and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Mandatory Convertible Preference Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Mandatory Convertible Preference Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature: ____________________________________

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee: ____________________________

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

Weyerhaeuser Company

Global Preferred Share

6.375% Series A Mandatory Convertible Preference Shares

Certificate Number:

The number of Mandatory Convertible Preference Shares initially represented by this Global Preferred Share shall be [            ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Mandatory Convertible Preference Shares evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.